As filed with the Securities and Exchange Commission on August 1, 2003
                                                                                                                                         Registration No. 33-57268

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

POST-EFFECTIVE
AMENDMENT NO. 2
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

TREDEGAR CORPORATION
(Exact name of registrant as specified in its charter)

VIRGINIA (State or other jurisdiction of incorporation or organization)	54-1497771 (I.R.S. Employer Identification No.)

1100 Boulders Parkway
Richmond, Virginia 23225
(804) 330-1000
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Norman A. Scher, President and Chief Executive Officer
W. Hildebrandt Surgner, Jr., Vice President, General Counsel and Corporate Secretary
Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia 23225
(804) 330-1000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

C. Porter Vaughan, III, Esq.
Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |X|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: |_|

EXPLANATORY NOTE

     Tredegar Corporation is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Reg. No. 33-57268) with respect to its Dividend Reinvestment and Stock Purchase Plan to reflect a change in the Agent to National City Bank.

Prospectus

TREDEGAR CORPORATION

DIVIDEND REINVESTMENT
AND STOCK PURCHASE PLAN

2,250,000 SHARES OF COMMON STOCK

        Our Dividend Reinvestment and Stock Purchase Plan (the Plan) provides all record shareholders of Tredegar common stock (the Shares) with a method of purchasing additional Shares without payment of any brokerage commission or service charge. Any holder of record of Shares is eligible to participate in the Plan.

        Plan participants (the Participants) may:

–	have cash dividends on all or a specified number of their Tredegar common stock invested in additional shares of Tredegar common stock, and

–	make optional cash investments of not less than $25 per contribution and not more than $4,000 per month for the purchase of additional Shares.

        When used in this Prospectus, the terms “Tredegar,” “we,” “our” and “us” refer to Tredegar Corporation and its consolidated subsidiaries, unless otherwise specified.

        The Plan provides us with the option either to sell newly-issued Shares or to have the Plan’s agent purchase Shares in the open market. The purchase price of newly-issued Shares purchased from us will be the average of the highest and lowest per share trading price of the Shares on the New York Stock Exchange (Consolidated Tape Transactions) on each of the five (5) trading days (on which the Shares were traded) immediately preceding the issuance date of the Shares. The purchase price of the Shares purchased by the Plan’s agent in the open market will be the average of the prices paid for such Shares under the Plan during that month.

        All expenses of the Plan, except any applicable taxes and brokerage fees incurred upon disposition of Shares held under the Plan, will be paid by us.

        This Prospectus relates to 2,250,000 shares of Tredegar common stock.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this Prospectus is August 1, 2003

You should retain this Prospectus for future reference.

        You should rely only on the information provided in this Prospectus. We have not authorized anyone else to provide you with different information. This Prospectus is not an offer to sell Shares and it is not soliciting an offer to buy Shares in any state where the offer or the sale is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus.

AVAILABLE INFORMATION

        We have filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form S-3 (Reg. No. 33-57268) under the Securities Act of 1933, as amended (the Securities Act), relating to the Shares offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement on file with the Commission. For further information pertaining to us and the Shares offered hereby, you may refer to the Registration Statement and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement, including exhibits, may be obtained from the Commission at prescribed rates.

        Our principal executive offices are located at 1100 Boulders Parkway, Richmond, Virginia 23225. Our telephone number is (804) 330-1000. We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith, we file reports, proxy statements and other information with the Commission. You may inspect and copy (at prescribed rates) such reports, proxy statements and other information at the public reference facilities maintained by the Commission at Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains an internet world wide website that contains reports, proxy statements and other information about issuers, like us, that file reports electronically with the Commission via EDGAR. The address of that site is http://www.sec.gov. Information can also be found at our website at http://www.tredegar.com. You may also inspect such reports, proxy statements and other information at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission are incorporated into this Prospectus by reference:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

2.	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2003;

3.	Our Current Report on Form 8-K filed with the Commission on March 20, 2003;

4.	The description of our common stock contained in our Registration Statement on Form 10 under the Exchange Act, dated May 18, 1989, as amended; and

5.	The description of our Preferred Stock Purchase Rights, contained in the Registration Statement on Form 8-A, filed with the Commission on June 16, 1999, as amended.

        All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        We hereby undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Tredegar Corporation, Attention: Corporate Secretary, 1100 Boulders Parkway, Richmond, Virginia 23225, telephone number (804) 330-1000.

DESCRIPTION OF THE PLAN

        The Plan was adopted by our Board of Directors on December 17, 1992. The Plan is administered by National City Bank, an independent agent (the Agent).

        The Plan permits record holders of our common stock to purchase additional Shares with cash dividends on all or a specified number of their common stock and to make optional cash investments of no less than $25 per contribution and no more than $4,000 per month. The Plan also permits record holders of our common stock to continue to receive cash dividends paid on Shares held by the Participant while making optional cash investments to acquire Shares through the Plan. Regardless of the option selected, all dividends on Shares purchased and held under the Plan are automatically reinvested.

        In order to participate in the Plan, beneficial owners of our common stock whose shares are registered in the name of others, such as their broker or bank nominees, must first become holders of record by having shares transferred into their own names. Record holders must complete and sign a Dividend Reinvestment and Stock Purchase Plan Authorization Form (the Authorization Form) to become Participants in the Plan.

How the Plan Works

        1. Once a holder of record becomes a Participant in the Plan by completing an Authorization Form and returning it to the Agent, the operation of the Plan is automatic.

        2. The Participant may select from the following options listed on the Authorization Form for dividend reinvestment through the Plan.

        Reinvestment of Dividends on All Shares – Dividends on all Shares held of record will be reinvested if the Participant marks the Authorization Form opposite “Full Dividend Reinvestment.”

        Reinvestment of Dividends on Less than All Shares – Dividends on less than all Shares held by the Participant will be reinvested if the Participant marks the Authorization Form opposite “Partial Dividend Reinvestment” and completes the blank line with the number of Shares as to which he or she wishes dividends to be reinvested. For example, if a Participant holds 400 shares of our common stock and wishes to reinvest the dividends on 300 Shares, a mark should be placed in the “Partial Dividend Reinvestment” box and the number “300” should be filled in on the blank line. As long as the Participant owns of record 300 or more Shares, dividends on 300 Shares will be reinvested and cash dividends will be sent directly to the Participant on all other Shares held of record by the Participant. The sale or other disposition of Shares will not reduce the number of Shares on which dividends are reinvested, unless the number of Shares held of record by the Participant after the sale or other disposition is less than the number of Shares indicated on the Authorization Form (in which case, the dividends will be reinvested on the remaining number of Shares held of record).

        The Participant may change the number of Shares on which dividends are reinvested by completing a new Authorization Form and returning it to the Agent. In order for a Participant to make a change in his or her dividend reinvestment option in time for the next dividend payment date, the Participant must notify the Agent at least two business days prior to the corresponding dividend record date.

        3. The Plan also permits Participants to make optional cash investments of no less than $25 per contribution and no more than $4,000 per month. Record holders of Shares may elect to make optional cash investments while continuing to receive directly cash dividends on the registered Shares held outside of the Plan by the Participant. Regardless of the option designated by a Participant on his or her Authorization Form, he or she is eligible to make optional cash investments. Each optional cash investment by a Participant must be made by check or money order in U.S. funds, payable to the order of the Agent, and mailed or delivered to the Agent with written advice that the remittance is being made for investment under the Plan.

        Cash investments will be invested on the first trading day of each month or as soon thereafter as practicable. If purchased on the open market, the purchase price of the Shares will be the average of the prices paid for such Shares under the Plan during that month and, if purchased from us, the purchase price of the Shares will be the average of the highest and lowest per share trading price of the Shares on the New York Stock Exchange (Consolidated Tape Transactions) on each of the five (5) days (on which the Shares were traded) immediately preceding the issuance date of the Shares. To participate in purchases for any month, optional cash investments from Participants purchasing Shares with cash must be received by the 25th day of the preceding month. Funds received later than the 25th of a month will be held for the Participant’s account and used to purchase Shares in the second month following the month in which the funds were received.

        Since cash contributions received during the period between purchases will not earn any interest and will not be invested until the next monthly purchase, Participants should consider transmitting cash contributions so that they will be received in as short a time as possible prior to the 25th day of the month. It should be recognized that since investments under the Plan are made as of specified dates, a Participant loses any advantage that otherwise might be available from being able to select the timing of his or her investment.

        All optional cash investments should be made payable to National City Bank, and mailed to Corporate Trust Operations, Locator 5352, P.O. Box 94946, Cleveland, Ohio 44101-4946.

        4. Dividends on Shares designated for dividend reinvestment and Shares credited to an account under the Plan will be invested to purchase additional Shares. The Plan will buy additional Shares for Participants on the dividend payment date or as soon thereafter as practicable. If purchased on the open market, the purchase price of the Shares will be the average of the prices paid for such Shares under the Plan during that month and, if purchased from us, the purchase price of the Shares will be the average of the highest and lowest per share trading price of the Shares on the New York Stock Exchange (Consolidated Tape Transactions) on each of the five (5) days (on which the Shares were traded) immediately preceding the issuance date of the Shares. Participants’ accounts will be credited with fractional shares, computed to three decimal places, which will earn additional dividends in the same manner as full Shares.

        5. Upon receipt of written instructions from a Participant, the Plan will sell some or all of the Participant’s Shares held under the Plan and will remit to the Participant a check for the proceeds of such sale, less the Participant’s share of the brokerage commissions and any applicable transfer or withholding taxes. Participants’ Shares will be sold at least once per week by the Plan at the then current market prices in transactions carried out through one or more brokerage firms. No Shares will be sold between the second business day prior to a dividend record date and the second business day following the dividend payment date.

        6. We have designated National City Bank as the Plan administrator. The Agent will maintain records of the accounts of Participants, send statements of account to Participants and perform other duties of the Plan administrator.

        By enrolling in the Plan, Participants will appoint the Agent to act as their agent to receive dividends and optional cash investments and to apply such amounts to the Agent’s purchase of Shares from the open market or us, each in accordance with the provisions of the Plan. The Agent will receive all funds on behalf of a Participant for the purchase of Shares. These funds represent cash dividends (both on Shares held in the name of the Participant and designated for dividend reinvestment and on any full or fractional Shares held under the Plan), and optional cash investments received by the Agent from Participants.

        All inquiries, notices, requests and other communications by Participants concerning the Plan (except as specifically indicated below) should be sent to the Agent at:

National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 94946
Cleveland, OH 44101-4946
Telephone: (800) 622-6757
Fax: (216) 257-8367
Email: shareholder.inquiries@nationalcity.com

        In the event that the Agent should resign or otherwise cease to act as the Plan administrator, we will make such other arrangements as we deem appropriate for the administration of the Plan and the custody of the Shares purchased under the Plan.

        7. Participants will receive from the Agent a statement of their Plan account as soon as practicable following each dividend payment and account transaction. The statements will contain a report of all transactions since the last statement, including information with respect to the number of Shares allocated to each Participant’s account, the amount of dividends received which are allocable to each Participant, the number of Shares purchased therewith and the price paid. Each of these statements is the record of the cost of Shares purchased and should be retained by Participants for income tax purposes.

        8. The Plan will hold the Shares purchased for a Participant in the name of the Agent or in the name of a nominee. Certificates for full Shares held by the Plan will be issued to Participants or sold for Participants upon written request. Each request for a certificate must be made by a separate written instruction. No certificates for fractional shares will be issued. No Shares will be issued or sold between the second business day prior to a dividend record date and the second business day following the dividend payment date.

        9. A Participant may terminate his or her enrollment in the Plan at any time upon written notice to the Agent and, thereafter, all dividends on shares held of record will be sent directly to the Participant. In order to terminate participation prior to the next dividend payment date, written notice must be received by the Agent at least two business days prior to the corresponding dividend record date. Upon termination, stock certificates for any full Shares will be issued in the Participant’s name or, upon receipt of written instructions, Shares will be sold for the Participant. Any fractional shares held in the Plan at the time of termination will be converted to cash on the basis of the then current market price of our common stock and will be paid to the Participant. No Shares will be issued or sold between the second business day prior to a dividend record date and the second business day following the dividend payment date.

        10. A Participant may change his or her investment option at any time by completing a new Authorization Form and returning it to the Agent. In order for a change in investment to be effective for the next dividend payment date, it must be received by the Agent at least two business days prior to the corresponding dividend record date. Authorization Forms will be provided by the Agent.

        11. In connection with the exercise of shareholder voting rights, each Participant will receive a single proxy card representing all of the Shares held of record by the Participant, including full shares held for the Participant’s account by the Plan. All Shares will be voted as designated by the Participant on the proxy card.

        12. We reserve the right to suspend, modify or terminate the Plan at any time. All Participants will receive written notice of any material modification to the Plan.

Expenses of the Plan

        All costs of administering the Plan will be paid by us except that when full Shares or fractional Shares are sold for a Participant’s account, the Agent will deduct the brokerage commission and any applicable transfer or withholding taxes from the proceeds of such sale, as described above.

Responsibilities of the Agent

        The Plan may hold the Shares of all Participants together in the Agent’s name or in the name of a nominee. In acting under the terms and conditions of the Plan as described in this Prospectus, neither the Agent nor its nominee shall be liable with respect to the prices at which Shares are purchased or sold for a Participant’s account or with respect to any fluctuations in the market value before or after any purchase or sale of Shares. The Agent may commingle the funds of the Participants.

        Upon termination by reason of notice of death or adjudicated incompetency, evidence of which must be received by the Agent at least two business days prior to the corresponding dividend record date in the case of dividend reinvestment and by the 25th day of the month preceding the next month in the case of optional cash investments, no purchases of Shares will be made for a Participant’s account. In addition, Shares, cash investments received and any dividends received will be retained by the Plan until such time as such Participant’s legal representative shall have been appointed and shall have furnished proof satisfactory to the Agent of the representative’s right to receive payment.

        Upon receipt of written instructions from a Participant to sell some or all of his or her Shares held under the Plan, the Plan will do so and send the Participant a check representing the proceeds, less brokerage commissions and any applicable transfer or withholding taxes. Sale of such Shares will be made at least once a week. Participants should allow approximately three weeks between the time a sales request is received by the Agent and the proceeds are disbursed. No Shares will be issued or sold between the second business day prior to a dividend record date and the second business day following the dividend payment date.

        If a Participant transfers or otherwise disposes of all Shares held by the Participant outside of the Plan, dividends on Shares held in the Plan will continue to be reinvested, and optional cash investments may continue to be made by the Participant.

        Any Shares distributed by us as a result of a stock dividend or a stock split on Shares held under the Plan for a Participant will be credited to the Participant’s account. If we issue rights to our shareholders to subscribe to additional Shares, such rights will be issued to the Participant based on the Participant’s total Share holdings, including Shares held in the Participant’s Plan account.

        Neither Tredegar, the Agent, nor the Plan shall be liable for any act or omission by any of them in good faith, or for any good faith omission by any of them to act, including, without limitation, any claim or liability arising out of any such act or omission to act.

        The Plan is governed by the laws of the Commonwealth of Virginia.

Federal Income Tax Consequences of Participation in the Plan

        The following paragraphs summarize the principal federal income tax consequences, under current law, of participation in the Plan. This summary does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law, nor is it intended to be a description of any kind of the state, local or foreign tax consequences of participation in the Plan.

        This summary is for general information only, and Participants should consult their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the disposition of any Shares purchased under the Plan.

        Reinvested Dividends. If a Participant’s dividends are reinvested by purchasing Shares (including a fractional Share interest) from us, the Participant will be treated as receiving a distribution in an amount equal to the fair market value on the dividend payment date of the Shares acquired with the reinvested dividends. This amount might differ from the actual purchase price of the Shares. If a Participant’s dividends are reinvested by purchasing Shares (including a fractional Share interest) in the open market, the Participant will be treated as receiving a distribution equal to the amount of the Participant’s reinvested dividends plus any brokerage commission or similar charge we pay on the Participant’s behalf, if any. In either case, the amount treated as a distribution to a Participant will be taxable in the same manner as a cash dividend. A Participant’s aggregate tax basis in Shares acquired with reinvested dividends will be equal to the amount of the distribution the Participant is treated as receiving. A Participant’s holding period for Shares will begin the day after the dividend payment date (for Shares purchased from us) or the day after the date the Shares are purchased (for Shares purchased in the open market).

        Optional Cash Investments. If a Participant acquires Shares (including a fractional Share interest) through optional cash investments, the acquisition of Shares should not cause a Participant to be treated as receiving any taxable distribution from us, unless we pay brokerage commissions or similar charges on a Participant’s behalf. If we do, a Participant could be treated as receiving a distribution, taxable in the same manner as a cash dividend, equal to the amount of any brokerage commission or similar charge we pay on the Participant’s behalf. A Participant’s aggregate tax basis in Shares that are acquired with an optional cash investment will be equal to the purchase price of the Shares, plus the amount of any distribution the Participant is treated as receiving as a result of our payment of brokerage commissions or similar charges, if any. The holding period for Shares acquired through optional cash investments will begin the day after the date the Shares are purchased.

        Receipt of Share Certificates and Cash. A Participant will not realize any income upon the receipt of certificates for whole Shares held for the Participant under the Plan. Any cash received for a fractional Share will be treated as an amount realized on the sale of the fractional Share. A Participant therefore will recognize gain or loss equal to any difference between the amount of cash received and the Participant’s basis in the fractional Share. A Participant also will recognize gain or loss on the sale of Shares from the Plan for the Participant. Gain or loss recognized on a sale of Shares (including a fractional Share) generally will be capital gain or loss if the Participant holds Shares under the Plan as a capital asset, and such capital gain or loss will be long-term if the holding period for the Shares sold exceeds one year.

Use of Proceeds

        The proceeds from the sale of Shares offered pursuant to the Plan purchased by the Agent from us will be used for general corporate purposes. We will not receive any proceeds from the purchase of Shares by the Agent in the open market.

Indemnification of Directors and Officers of the Company

        As permitted by the Virginia Stock Corporation Act, our Amended and Restated Articles of Incorporation, as amended (the Articles), eliminate all liability of our directors and officers for monetary damages to us or our shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his or her service to us as a director or officer or (ii) his or her service as director, officer, trustee or partner to some other enterprise at our request, except in the event of willful misconduct or a knowing violation of the criminal law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Legal Opinion

        The validity of the shares being offered hereby has been passed upon for us by Hunton & Williams, Richmond, Virginia.

Experts

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Dividend Reinvestment and Stock Purchase Plan Authorization Form

Pursuant to the terms and conditions of the Tredegar Corporation Dividend Reinvestment and Stock Purchase Plan (the Plan), I hereby authorize National City Bank (the Agent) as my agent, to apply cash dividends on my behalf to the purchase of shares of Tredegar Corporation Common Stock as designated below.

________	Full Dividend Reinvestment – Dividends on all certificated and Plan shares are to be reinvested. I may make voluntary cash payments toward the purchase of additional shares.

________	Partial Dividend Reinvestment – I wish to participate in partial dividend reinvestment on _________ (enter number) shares of common stock held in my name. Dividends on all other certificated and Plan shares are to be paid to me.

________	Cash Payments Only – I shall from time to time make cash payments (minimum $25 contribution, maximum $4,000 per month) to purchase additional shares. Dividends on both certificated shares held by me and Plan shares held in my account are to be paid to me.

____Please deposit the enclosed certificate for safekeeping. (All of your dividends will be reinvested.)

____An optional cash payment of $ _______is enclosed.

____Automatic Monthly Bank Withdrawal. (If checked, please read below and enter dollar amount.)

        The Automatic Monthly Bank Withdrawal option allows participants to direct the Agent to automatically debit a checking or savings account each month, and purchase shares of common stock of the Company. The amount of this deduction shall not be less than $25.00 per investment nor more than $4,000.00 per month. Please indicate below the amount you wish to have automatically deducted from your checking or savings account each month. Checking and savings accounts will be debited the first Friday of each month for investment on the third Friday of the month.

Monthly Deduction: $ |_| |_| |_| |_|.|_| |_|

You must attach a voided check or deposit slip from your account in order to participate in the Monthly Automatic Direct Debit Plan.

        I may revoke this authorization by notifying the Agent, in writing, of my desire to terminate my participation. I understand that any revocation of authorization shall become effective in accordance with the terms of the Plan.

Mail this authorization to: National City Bank, Dept. 5352 Reinvestment Services P. O. Box 94946 Cleveland, OH 44101-4946	Date

Social Security #

Signature

Printed Name

Signature

Printed Name

Address

(Note: All owners must sign exactly as shown on stock certificate.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which have been borne by us, are as follows:

Registration Fee	$2,363.28	**
Legal Fees*	6,000.00	**
Blue Sky Fees*	1,200.00	**
Printing*	6,500.00	**
Miscellaneous*	3,200.00	**

Total	$19,263.28	**

*Estimated Fees
**Previously Paid.

Item l5. Indemnification of Directors and Officers.

        As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles”) eliminate all liability of the Company’s directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Tredegar (filed as Exhibit 3.1 to Tredegar’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and incorporated herein by reference).

3.2	Amended Bylaws of Tredegar (filed as Exhibit 3.2 to Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2002, and incorporated herein by reference).

3.3	Articles of Amendment (filed as Exhibit 3.3 to Tredegar’s Annual Report on Form10-K for the year ended December 31, 1999, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.3 to Tredegar’s Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

II-1

Exhibit Number	Description of Exhibit

4.2	Rights Agreement, dated as of June 30, 1999, by and between Tredegar and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 99.1 to the Registration Statement on Form 8-A, filed June 16, 1999, as amended, and incorporated herein by reference).

4.2.1	Amendment and Substitution Agreement (Rights Agreement) dated as of December11, 2002, by and among Tredegar, American Stock Transfer and Trust Company and National City Bank (filed as Exhibit 4.2.1 to Tredegar’s Annual Report on Form10-K for the year ended December 31, 2002, and incorporated herein by reference).

5	Opinion of Hunton & Williams*

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on the signature page to the Registration Statement).

*Previously filed.

Item 17. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

                1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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                2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 23rd day of July, 2003.

Dated: July 23, 2003	TREDEGAR CORPORATION (Registrant) By: /s/ Norman A. Scher —————————————— Norman A. Scher President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of July, 2003. Each person whose signature appears below hereby authorizes the agents for service named in this Registration Statement, and each of them severally, as attorney-in-fact, to sign in the name of each such person individually and in each capacity stated below, and to file with the Securities and Exchange Commission any amendment, including any post-effective amendment, to this Registration Statement, making such changes in this Registration Statement as appropriate, and generally to do all the things on their behalf to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature		Title

/s/	Norman A. Scher	President, Chief Executive Officer and Director
(Principal Executive Officer )
(Norman A. Scher)

/s/	D. Andrew Edwards	Vice President, Finance and Treasurer
(Principal Financial Officer and
	(D. Andrew Edwards)	Principal Accounting Officer)

/s/	John D. Gottwald	Chairman of the Board and Director

(John D. Gottwald)
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/s/	Austin Brockenbrough, III	Director

(Austin Brockenbrough, III)

/s/	Phyllis Cothran	Director

(Phyllis Cothran)

/s/	R. W. Goodrum	Director

(Richard W. Goodrum)

/s/	Floyd D. Gottwald, Jr.	Director

(Floyd D. Gottwald, Jr.)

/s/	William M. Gottwald	Director

(William M. Gottwald)

/s/	Richard L. Morrill	Director

(Richard L. Morrill)

/s/	Thomas G. Slater, Jr.	Director

(Thomas G. Slater, Jr.)

/s/	R. Gregory Williams	Director

(R. Gregory Williams)

/s/	Donald T. Cowles	Director

(Donald T. Cowles)
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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Tredegar (filed as Exhibit 3.1 to
Tredegar’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and incorporated herein by reference).

3.2	Amended Bylaws of Tredegar (filed as Exhibit 3.2 to Tredegar’s Annual Report on
Form 10-K for the year ended December 31, 2002, and incorporated herein by reference).

3.3	Articles of Amendment (filed as Exhibit 3.3 to Tredegar’s Annual Report on Form
10-K for the year ended December 31, 1999, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.3 to Tredegar’s Annual
Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

4.2	Rights Agreement, dated as of June 30, 1999, by and between Tredegar and
American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 99.1 to the Registration Statement on Form 8-A, filed June 16, 1999, as amended, and incorporated herein by reference).

4.2.1	Amendment and Substitution Agreement (Rights Agreement) dated as of December
11, 2002, by and among Tredegar, American Stock Transfer and Trust Company and National City Bank (filed as Exhibit 4.2.1 to Tredegar’s Annual Report on Form
10-K for the year ended December 31, 2002, and incorporated herein by reference).

5	Opinion of Hunton & Williams*

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on the signature page to the Registration Statement).

*Previously filed.

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